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Exhibit 99(a)(1)(C)

        Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
of
FIREPOND, INC.
to
FIRE TRANSACTION SUB, INC.
a wholly owned subsidiary of
JAGUAR TECHNOLOGY HOLDINGS, LLC

(Not to be used for Signature Guarantees)

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.10 per share (the "Shares"), of FirePond, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach LaSalle Bank National Association (the "Depositary") prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by manually signed facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

LaSalle Bank National Association

By Mail: LaSalle Bank National Association Shareholder Services, Room 1811 135 South LaSalle Street Chicago, IL 60603	By Overnight Courier: LaSalle Bank National Association Shareholder Services, Room 1811 135 South LaSalle Street Chicago, IL 60603	By Hand: The Bank of New York Ground Level— Corporate Trust Window 101 Barclay Street New York, NY 10286

By Manually Signed Facsimile Transmission:
(for Eligible Institutions only)
(312) 904-2236
 Confirm Facsimile By Telephone:
(312) 904-2584

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to Fire Transaction Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Jaguar Technology Holdings, LLC, a limited liability company organized under the laws of Delaware, upon the terms and subject to the conditions set forth in the offer to purchase dated October 23, 2003 (the "Offer to Purchase") and the related Letter of Transmittal (which together with any amendments or supplements thereto or hereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares of FirePond, Inc., set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares:	Name(s) of Record Holders(s):

Certificate Nos.(s) (if available):

Please Type or Print

Address(es):
Check box if Share(s) will be tendered by book-entry transfer: ☐

Account Number:	Area Code and Telephone Number(s):

Dated: __________________ , 2003

Signature(s):

Dated: __________________ , 2003

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at the Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three (3) Nasdaq National Market trading days after the date hereof.

Name of Firm:

Address:

Zip Code
Name:
Please Type or Print
Title:

Authorized Signature:

Area Code and Telephone Number:

Dated: __________________ , 2003
NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit 99(a)(1)(C)